Exhibit 99.1

Paylocity Announces Second Quarter Fiscal Year 2019 Financial Results

•                  Q2 2019 Total Revenue of $107.2 million, up 26% year-over-year

•                  Q2 2019 Recurring Revenue of $104.7 million, up 26% year-over-year

SCHAUMBURG, IL. — February 6, 2019 — Paylocity Holding Corporation (Nasdaq: PCTY), a leading provider of cloud-based payroll and human capital management software solutions, today announced financial results for the second quarter of fiscal year 2019, which ended December 31, 2018.

“We were pleased with our performance during the second quarter of fiscal 2019, with $107.2 million in total revenue and 26% growth over the second quarter of last fiscal year,” said Steve Beauchamp, Chief Executive Officer of Paylocity. “Our sustained investment in research & development continues to pay dividends in the marketplace, with Paylocity receiving a number of awards through G2 Crowd in December, including ranking #1 in satisfaction on the HR Management Suites, Core HR, Payroll and Benefits Administration Software category reports.”

Second Quarter Fiscal 2019 Financial Highlights

Revenue:

•                  Total revenue was $107.2 million, an increase of 26% from second quarter fiscal year 2018 revenue, as adjusted and as presented on a non-GAAP basis in the table below.

•                  Total recurring revenue was $104.7 million, representing 98% of total revenue and an increase of 26% from second quarter fiscal year 2018 total recurring revenue, as adjusted and as presented on a non-GAAP basis in the table below.

Operating Income:

•                  GAAP operating income was $7.0 million and non-GAAP operating income was $17.7 million in the second quarter of fiscal year 2019.

Net Income:

•                  GAAP net income was $5.7 million or $0.10 per share for the second quarter of fiscal year 2019 based on 55.1 million diluted weighted average common shares outstanding.

Adjusted EBITDA:

•                  Adjusted EBITDA, a non-GAAP measure, was $26.1 million in the second quarter of fiscal year 2019.

Balance Sheet and Cash Flow:

•                  Cash, cash equivalents and invested corporate cash totaled $104.9 million as of the end of the quarter.

•                  Cash flow from operations for the second quarter of fiscal year 2019 was $27.0 million compared to $26.0 million for the second quarter of fiscal year 2018, which included a $4.3 million tenant improvement allowance.

Accounting Update:

We adopted ASC 606 using the modified retrospective method in fiscal 2019, which began on July 1, 2018. Under ASC 606 we will amortize certain sales and implementation expenses over a period of 7 years.

Also as of July 1, 2018 we began recognizing implementation revenue ratably over a period of generally up to 24 months.

In the interest of comparability during this transition year, in the reconciliation table below we are providing revenue for each quarter of fiscal 2018 on a GAAP and non-GAAP, pro-

forma basis giving effect to the change in recognition of implementation revenue for fiscal 2018.

Paylocity Holding Corporation

Reconciliation of GAAP to non-GAAP Revenue

(In thousands)

	Three Months Ended September 30, 2017			Three Months Ended December 31, 2017			Three Months Ended March 31, 2018
	As Reported	Non-GAAP Adjustments (1)	As Adjusted	As Reported	Non-GAAP Adjustments (1)	As Adjusted	As Reported	Non-GAAP Adjustments (1)	As Adjusted
Revenues:
Recurring fees	$77,294	$—	$77,294	$81,292	$—	$81,292	$105,857	$—	$105,857
Interest income on funds held for clients	1,617	—	1,617	1,783	—	1,783	2,719	—	2,719
Total recurring revenues	78,911	—	78,911	83,075	—	83,075	108,576	—	108,576
Implementation services and other	2,589	(1,789)	800	2,929	(1,011)	1,918	4,831	(2,076)	2,755
Total Revenue	$81,500	$(1,789)	$79,711	$86,004	$(1,011)	$84,993	$113,407	$(2,076)	$111,331

	Three Months Ended June 30, 2018			Twelve Months Ended June 30, 2018
	As Reported	Non-GAAP Adjustments (1)	As Adjusted	As Reported	Non-GAAP Adjustments (1)	As Adjusted
Revenues:
Recurring fees	$89,989	$—	$89,989	$354,432	$—	$354,432
Interest income on funds held for clients	2,974	—	2,974	9,093	—	9,093
Total recurring revenues	92,963	—	92,963	363,525	—	363,525
Implementation services and other	3,653	(600)	3,053	14,002	(5,476)	8,526
Total Revenue	$96,616	$(600)	$96,016	$377,527	$(5,476)	$372,051

(1)             As adjusted implementation revenue as if we recognized implementation revenue ratably over a period of up to 24 months for each quarter of fiscal 2018.

A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including the accompanying tables.  An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Business Outlook

Based on information available as of February 6, 2019, Paylocity is issuing guidance for the third quarter and full fiscal year 2019 as indicated below.

Third Quarter 2019:

•                  Total revenue is expected to be in the range of $135.0 million to $136.0 million, which represents approximately 22% growth over fiscal 2018 third quarter revenue, as adjusted and as presented on a non-GAAP basis in the table above.

•                  Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $52.0 million to $53.0 million.

Fiscal Year 2019:

•                  Total revenue is expected to be in the range of $459.0 million to $460.0 million, which represents approximately 23% growth over fiscal 2018 total revenue, as adjusted and as presented on a non-GAAP basis in the table above.

•                  Adjusted EBITDA, a non-GAAP measure, is expected to be in the range of $129.0 million to $130.0 million.

We are unable to reconcile these forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort.

Conference Call Details

Paylocity will host a conference call to discuss its second quarter fiscal year 2019 results at 4:00 p.m. Central Time today (5:00 Eastern Time). A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.paylocity.com. Participants who choose to call in to the conference call can do so by dialing (855) 226-3021 or (315) 625-6892, passcode 1787186. A replay of the call will be available and archived via webcast at www.paylocity.com.

About Paylocity

Paylocity (NASDAQ: PCTY) is a leading provider of cloud-based payroll and human capital management (HCM) software solutions. Paylocity’s comprehensive product suite delivers a unified platform for professionals to make strategic decisions in the areas of benefits, core HR, payroll, talent, and workforce management, while cultivating a modern workplace and improving employee engagement. Founded in 1997 and headquartered in Schaumburg, Ill., Paylocity has consistently been recognized nationally for its innovation, culture, and growth. Most recently, Paylocity was honored as #20 on Glassdoor’s Best Places to Work Employees’ Choice list;

recognized on several G2 Crowd Grid® Reports, including ranking #1 in Satisfaction on six HCM software-focused reports; named one of the 101 Best & Brightest Companies to Work For; and ranked #30 on Crain’s Chicago’s Fast Fifty list of fastest-growing companies, among receiving a number of other national and local awards. For more information about Paylocity, visit www.paylocity.com.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including Adjusted EBITDA, adjusted gross profit, adjusted recurring gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP net income per share, non-GAAP sales and marketing, non-GAAP total research and development and non-GAAP general and administrative and free cash flow. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, acquisition-related costs and lease exit costs. Adjusted gross profit and adjusted recurring gross profit are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises and amortization of capitalized internal-use software costs. Non-GAAP operating income is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles, lease exit costs and accelerated depreciation expense and acquisition-related costs. Non-GAAP sales and marketing expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Non-GAAP general and administrative expense is adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles, acquisition-related costs and lease exit costs and accelerated depreciation expense. Non-GAAP net income and non-GAAP net income per share are adjusted to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, the amortization of acquired intangibles, acquisition-related costs, lease exit costs and accelerated depreciation expense and the income tax effect on these items, the valuation allowance release, excess tax benefit related to employee stock-based compensation payments and the impact of tax reform. Pro forma diluted weighted average number of common shares are adjusted for the weighted average effect of potentially diluted shares. Non-GAAP total research and development is adjusted for capitalized internal-use software costs and to eliminate stock-based compensation expense and employer payroll taxes related to stock releases and option exercises. Free cash flow is defined as net cash provided by operating activities less capitalized internal-use software costs, purchase of property and equipment and lease allowances used for tenant improvements. Please note that other companies may define their non-GAAP financial measures differently than we do. Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting. Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release.

Included in the press release, we also refer to non-GAAP revenue. Effective July 1, 2018, we began recognizing implementation revenue ratably over a period of generally up to 24 months. To allow investors comparability to prior year results, we have provided comparable information on fiscal 2018 as if we had recognized implementation revenue ratably over a period of up to 24 months during fiscal 2018. However, for periods beginning before adoption, those adjusted financial measures are considered not to be calculated in accordance with GAAP and are thus presented as non-GAAP financial metrics.

Safe Harbor/forward looking statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding Paylocity’s future operations, ability to scale its business, future financial position and performance, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “seek” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future revenues and financial performance and other statements about management’s beliefs, intentions or goals.  Paylocity may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on Paylocity’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to Paylocity’s ability to retain existing clients and to attract new clients to enter into subscriptions for its services; Paylocity’s ability to sell new products and retain subscriptions for its existing products to its new and existing clients; the challenges associated with a growing company’s ability to effectively service clients in a dynamic and competitive market; challenges associated with expanding and evolving a sales organization to effectively address new geographies and products and services; Paylocity’s reliance on and ability to expand its referral network of third parties; difficulties associated with accurately forecasting revenue and appropriately planning expenses; challenges with managing growth effectively; difficulties in forecasting Paylocity’s tax position; risks related to regulatory, legislative and judicial uncertainty in Paylocity’s markets, including the potential repeal or replacement of the Affordable Care Act; continued acceptance of SaaS as an effective method for delivery of payroll and HCM solutions; Paylocity’s ability to protect and defend its intellectual property; the risk that Paylocity’s security measures are compromised or the unauthorized access to customer data; unexpected events in the market for Paylocity’s solutions; changes in the competitive environment in Paylocity’s industry and the markets in which it operates; adverse changes in general economic or market conditions; changes in the employment rates of Paylocity’s clients and the resultant impact on revenue; and other risks and potential factors that could affect Paylocity’s business and financial results identified in Paylocity’s filings with the Securities and Exchange Commission (the “SEC”), including its

10-K filed with the SEC on August 10, 2018.  Additional information will also be set forth in Paylocity’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Paylocity makes with the SEC.  These forward-looking statements represent Paylocity’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Paylocity disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Balance Sheets

(in thousands, except per share data)

	June 30,	December 31,
	2018	2018
Assets
Current assets:
Cash and cash equivalents	$137,193	$84,114
Corporate investments	732	19,934
Accounts receivable, net	3,453	4,267
Deferred contract costs	—	17,665
Prepaid expenses and other	11,248	12,553

Total current assets before funds held for clients	152,626	138,533
Funds held for clients	1,225,614	1,258,773

Total current assets	1,378,240	1,397,306
Capitalized internal-use software, net	21,094	23,163
Property and equipment, net	62,029	62,662
Intangible assets, net	13,002	11,876
Goodwill	9,590	9,590
Long-term deferred contract costs	—	64,598
Long-term prepaid expenses and other	1,504	3,266
Deferred income tax assets, net	22,140	7,891

Total assets	$1,507,599	$1,580,352

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,990	$3,498
Accrued expenses	42,241	43,207

Total current liabilities before client fund obligations	45,231	46,705
Client fund obligations	1,225,614	1,258,773

Total current liabilities	1,270,845	1,305,478
Deferred rent	22,812	22,342
Other long-term liabilities	1,118	1,595

Total liabilities	$1,294,775	$1,329,415
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 authorized, no shares issued and outstanding at June 30, 2018 and December 31, 2018	$—	$—
Common stock, $0.001 par value, 155,000 shares authorized at June 30, 2018 and December 31, 2018; 52,758 shares issued and outstanding at June 30, 2018 and 52,887 shares issued and outstanding at December 31, 2018	53	53
Additional paid-in capital	219,588	189,473
Retained earnings (accumulated deficit)	(6,678)	61,550
Accumulated other comprehensive loss	(139)	(139)
Total stockholders’ equity	$212,824	$250,937
Total liabilities and stockholders’ equity	$1,507,599	$1,580,352

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Statements of Operations and Comprehensive Income

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2017	2018	2017	2018
Revenues:
Recurring fees	$81,292	$100,275	$158,586	$196,036
Interest income on funds held for clients	1,783	4,465	3,400	7,967

Total recurring revenues	83,075	104,740	161,986	204,003
Implementation services and other	2,929	2,464	5,518	3,705

Total revenues	86,004	107,204	167,504	207,708
Cost of revenues:
Recurring revenues	25,638	31,206	49,729	60,437
Implementation services and other	11,202	6,864	22,070	13,575

Total cost of revenues	36,840	38,070	71,799	74,012
Gross profit	49,164	69,134	95,705	133,696
Operating expenses:
Sales and marketing	21,598	26,570	42,778	52,988
Research and development	9,274	12,798	18,169	24,198
General and administrative	18,159	22,739	34,110	45,707

Total operating expenses	49,031	62,107	95,057	122,893
Operating income	133	7,027	648	10,803
Other income	141	346	250	615

Income before income taxes	274	7,373	898	11,418
Income tax expense (benefit)	(157)	1,669	(76)	(4,138)

Net income	$431	$5,704	$974	$15,556

Other comprehensive loss, net of tax
Unrealized losses on securities, net of tax	(105)	(15)	(110)	—
Total other comprehensive loss, net of tax	(105)	(15)	(110)	—
Comprehensive income	$326	$5,689	$864	$15,556

Net income per share:
Basic	$0.01	$0.11	$0.02	$0.29
Diluted	$0.01	$0.10	$0.02	$0.28

Weighted-average shares used in computing net income per share:
Basic	52,502	52,842	52,197	52,853
Diluted	54,818	55,081	54,639	55,232

Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises are included in the above line items:

	Three months ended December 31,		Six months ended December 31,
	2017	2018	2017	2018
Cost of revenue - recurring	$753	$885	$1,490	$1,969
Cost of revenue - implementation services and other	390	434	834	946
Sales and marketing	2,212	2,004	4,263	3,971
Research and development	956	1,467	2,053	3,131
General and administrative	3,895	5,368	6,861	11,127
Total	$8,206	$10,158	$15,501	$21,144

PAYLOCITY HOLDING CORPORATION

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended
	December 31,
	2017	2018

Cash flows from operating activities:

Net income	$974	$15,556
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	14,424	19,524
Depreciation and amortization expense	13,438	16,801
Deferred income tax benefit	(93)	(4,139)
Provision for doubtful accounts	76	112
Net accretion of discounts and amortization of premiums on available-for-sale securities	(141)	(893)
Net realized losses on sales of available-for-sale securities	2	—
Loss on disposal of equipment	106	357
Changes in operating assets and liabilities:
Accounts receivable	(775)	(926)
Deferred contract costs	—	(14,156)
Prepaid expenses and other	1,583	635
Accounts payable	(88)	147
Accrued expenses	(1,290)	1,027
Tenant improvement allowance	5,952	251
Net cash provided by operating activities	34,168	34,296

Cash flows from investing activities:
Purchases of available-for-sale securities	(95,207)	(117,054)
Proceeds from sales and maturities of available-for-sale securities	23,181	88,879
Net change in funds held for clients’ cash and cash equivalents	(331,078)	(24,191)
Capitalized internal-use software costs	(7,146)	(9,425)
Purchases of property and equipment	(7,998)	(7,532)
Lease allowances used for tenant improvements	(5,952)	(251)
Net cash used in investing activities	(424,200)	(69,574)

Cash flows from financing activities:
Net change in client fund obligations	403,243	33,159
Repurchases of common shares	—	(34,991)
Proceeds from exercise of stock options	—	85
Proceeds from employee stock purchase plan	2,045	2,824
Taxes paid related to net share settlement of equity awards	(7,697)	(18,878)
Net cash provided by (used in) financing activities	397,591	(17,801)
Net Change in Cash and Cash Equivalents	7,559	(53,079)
Cash and Cash Equivalents—Beginning of Period	103,468	137,193
Cash and Cash Equivalents—End of Period	$111,027	$84,114
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchase of property and equipment and internal-use software, accrued but not paid	$482	$252
Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes, net of refunds	$60	$357

Paylocity Holding Corporation

Reconciliation of GAAP to non-GAAP Financial Measures

(In thousands except per share data)

	Three months Ended December 31,		Six months Ended December 31,
	2017	2018	2017	2018
Reconciliation from gross profit to adjusted gross profit:
Gross profit	$49,164	$69,134	$95,705	$133,696
Amortization of capitalized internal-use software costs	3,314	4,418	6,703	8,630
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	1,143	1,319	2,324	2,915
Adjusted gross profit	$53,621	$74,871	$104,732	$145,241

	Three months Ended December 31,		Six months Ended December 31,
	2017	2018	2017	2018
Reconciliation from total recurring revenues to adjusted recurring gross profit:
Total recurring revenues	$83,075	$104,740	$161,986	$204,003
Cost of recurring revenues	25,638	31,206	49,729	60,437
Recurring gross profit	57,437	73,534	112,257	143,566
Amortization of capitalized internal-use software costs	3,314	4,418	6,703	8,630
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	753	885	1,490	1,969
Adjusted recurring gross profit	$61,504	$78,837	$120,450	$154,165

	Three months Ended December 31,		Six months Ended December 31,
	2017	2018	2017	2018
Reconciliation from operating income to non-GAAP operating income:
Operating income	$133	$7,027	$648	$10,803
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	8,206	10,158	15,501	21,144
Amortization of acquired intangibles	359	563	718	1,126
Non-GAAP operating income	$8,698	$17,748	$16,867	$33,073

	Three months Ended December 31,		Six months Ended December 31,
	2017	2018	2017	2018
Reconciliation from net income to non-GAAP net income:
Net income	$431	$5,704	$974	$15,556
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises, net of tax	8,206	7,212	15,501	14,902
Amortization of acquired intangibles, net of tax	359	400	718	794
Excess tax benefit related to employee stock-based compensation payments	—	(540)	—	(7,465)
Non-GAAP net income	$8,996	$12,776	$17,193	$23,787

	Three months Ended December 31,		Six months Ended December 31,
	2017	2018	2017	2018
Calculation of non-GAAP net income per share:
Non-GAAP net income	$8,996	$12,776	$17,193	$23,787
Diluted weighted-average number of common shares	54,818	55,081	54,639	55,232
Non-GAAP net income per share	$0.16	$0.23	$0.31	$0.43

	Three months Ended December 31,		Six months Ended December 31,
	2017	2018	2017	2018
Reconciliation from net income to Adjusted EBITDA:
Net income	$431	$5,704	$974	$15,556
Interest expense	—	—	—	—
Income tax expense (benefit)	(157)	1,669	(76)	(4,138)
Depreciation and amortization expense	6,765	8,569	13,438	16,801
EBITDA	7,039	15,942	14,336	28,219
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	8,206	10,158	15,501	21,144
Adjusted EBITDA	$15,245	$26,100	$29,837	$49,363

	Three months Ended December 31,		Six months Ended December 31,
	2017	2018	2017	2018
Reconciliation of non-GAAP Sales and Marketing:
Sales and Marketing	$21,598	$26,570	$42,778	$52,988
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	2,212	2,004	4,263	3,971
Non-GAAP Sales and Marketing	$19,386	$24,566	$38,515	$49,017

	Three months Ended December 31,		Six months Ended December 31,
	2017	2018	2017	2018
Reconciliation of non-GAAP Total Research and Development:
Research and Development	$9,274	$12,798	$18,169	$24,198
Capitalized internal-use software costs	3,395	4,424	7,146	9,425
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	956	1,467	2,053	3,131
Non-GAAP Total Research and Development	$11,713	$15,755	$23,262	$30,492

	Three months Ended December 31,		Six months Ended December 31,
	2017	2018	2017	2018
Reconciliation of non-GAAP General and Administrative:
General and Administrative	$18,159	$22,739	$34,110	$45,707
Stock-based compensation expense and employer payroll taxes related to stock releases and option exercises	3,895	5,368	6,861	11,127
Amortization of acquired intangibles	359	563	718	1,126
Non-GAAP General and Administrative	$13,905	$16,808	$26,531	$33,454